                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of Earliest Event Reported):
                     January 15, 1999 (December 31, 1998)
                     ------------------------------------

                        APPLIED VOICE RECOGNITION, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)


                      0-23607                 76-0513154
               ------------------------------------------------
                  (Commission File          (IRS Employer
                      Number)            Identification No.)

             4615 POST OAK PLACE, SUITE 111, HOUSTON, TEXAS 77027
              (Address of Principal Executive Offices) (Zip Code)


                                (713) 621-5678

             (Registrant's telephone number, including area code)


                                      N/A

         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other events

Private placement

On December 31, 1998, Applied Voice Recognition, Inc. (the "Company") sold 2,000 shares of Series D Convertible Preferred Stock (the "Series D Preferred Shares"), par value $.10 per share, for an aggregate purchase price of $2,000,000, in a private placement, to Lernout & Hauspie Investment Company, N.V. ("Lernout & Hauspie"), an accredited investor. Lernout & Hauspie will purchase an additional $3,000,000 of Series D Preferred Shares during 1999, if the Company achieves certain milestones. There can be no assurance that the Company will be able to meet the criteria required for the additional funding.

The Series D Preferred Shares pay a 10% cumulative dividend, which are payable quarterly and in arrears on the first day of each January, April, July, and October commencing on April 1, 1999.

The Series D Preferred Shares are convertible into common stock at the option of the holder at any time. The conversion price is equal to $1.50 subject to a conversion price adjustment provision which contains certain anti-dilution protections. In the event the Company issues any common stock, warrants or options at a price below $1.50 per share or any preferred stock that is convertible at a price lower than $1.50 per share, the Series D Preferred Shares shall convert at the lower price. This provision excludes all options authorized under the Company's Stock Option Plan as of the first closing whether or not such options were actually granted as of the date of the first closing. It also excludes shares issued upon conversion of currently existing shares of preferred stock, outstanding options or outstanding warrants, or shares issued in connection with an acquisition or joint venture. This Price Protectiion Anti-Dilution provision will exist for a period equal to the shorter of two years from December 31, 1998 or completion of a secondary offering of at least $15,000,000 at a price of at least $1.50.
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After November 30, 2004, any shares of the Series D Preferred Shares and any accrued but unpaid dividends may be redeemed or converted into common stock, at any time at the Company's option. The Company has the option to redeem the Series D Preferred Shares at a price of $1,000 per share or convert the Series D Preferred Shares into common stock at a rate of $1.50, subject to the same conversion rate adjustment provision described above.

In addition, at any time after November 30, 2002, the holders of the Series D Preferred Shares shall have the right to request the redemption of any or all of the then outstanding Series D Preferred Shares. Upon receipt of such a request, the Company shall have the option of either (i) redeeming the Series D Preferred Shares at the original purchase price of the shares plus any accrued but unpaid dividends, or (ii) converting the Series D Preferred Shares at a conversion price which is equal to 50% of the conversion price then in effect. If the Company chooses to redeem the Series D Preferred Shares, it has the option of paying the redemption price immediately or in eight equal quarterly installments of principal and interest at 10%.

For so long as Series D Preferred Shares are outstanding, the Company shall not, without the affirmative vote or consent of holders of two-thirds of the Series D Preferred Shares, (i) amend the Certificate of Incorporation or Bylaws so as to adversely affect the Series D Preferred Shares, (ii) authorize, issue or increase the authorized amount of any series of stock ranking as to dividends or as to distributions on parity with or senior to the Series D Preferred Stock,
(iii) do any act not authorized by the Certificate of Designation for the Series D Preferred Shares which would result in taxation of the holders of such shares under Section 305 of the Internal Revenue Code of 1986, as amended, or (iv) consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, subject to certain exceptions.

In connection with the private placement, the Company will issue the investor a warrant to purchase 1,500,000 shares of common stock with an exercise price of $1.25 (the "warrant"). In the event that the price of the common stock, based upon the quarterly trading average appearing in the second quarter of 1999, is lower than $1.25, then the number of shares for which each unexercised warrant is exercisable for, shall be increased proportionally up to a maximum of a 20% increase according to a prescribed formula. Additional warrants to purchase 1,000,000 shares of common stock will be issued upon the closing of the balance of the financing arrangements, as described above. All warrants will expire on December 31, 2003.

Pursuant to the Investor Rights Agreement between the Company and Lernout & Hauspie, the holders of the Series D Preferred Shares have agreed not to sell any of the shares of Common Stock issuable upon conversion of the Series D Preferred Shares or exercise of the Warrants (the "Shares") in the public market until January 1, 2002. At that time, the Company has agreed to register the Shares for resale under the Securities Act of 1933, as amended, upon the request of at least 75% of the then outstanding Series D Preferred Shares.


Series B Preferred Shareholders

On December 29, 1998, the Company entered into an agreement with the current holders of the Company's Series B Preferred Stock, Dominion Capital Fund, Ltd. and Sovereign Partners, LP, to extend the term of the conversion prohibition originally entered into on October 1, 1998. Under the terms of the extension, the holders of the Series B Preferred Stock have agreed not to convert any more shares of the Series B Preferred Stock until February 12, 1999.

Board member resignation

On January 4, 1999, Frederick A. Huttner resigned from the Company's Board of Directors to pursue other interests. The Company is unaware of any disagreements.
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Item 7.   Financial statements, proforma financial information and exhibits

(a) Exhibits

The following exhibits are filed with this report on Form 8-K:

  *3.1  Certificate of Designation for the Series D Preferred Stock

  *4.1  Investor Rights Agreements between the Company and Lernout & Hauspie

  *4.2  Form of Warrant issued to Lernout & Hauspie

 *10.1  Stock Purchase Agreement between the Company and Lernout & Hauspie

 *10.2  Voting Agreement

 *10.3  Co-sale and Tag-along Rights Agreement


* To Be Filed By Amendment
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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    APPLIED VOICE RECOGNITION, INC.

December 15, 1998                   /s/ William T. Kennedy
                                    -------------------------------
                                    William T. Kennedy
                                    Chief Financial Officer and
                                    Assistant Secretary